                              EMPLOYMENT AGREEMENT
                              --------------------


     This is a restatement of an amended and restated Employment Agreement ("Agreement") originally effective as of July 1, 1984, and most recently amended August 7, 1991, between CalMat Co., a Delaware Corporation (hereinafter called "Company"), and A. Frederick Gerstell (hereinafter called "Executive").

                                    RECITALS
                                    --------

     A. The Executive presently serves as Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of the Company.

     B. The Company desires to provide for the Executive's compensation commensurate with the position of Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of the Company and to be assured of the continued association and services of the Executive and is, therefore, consistent with the established practice of the Company with respect to its top executives, willing and anxious to engage the Executive's services upon the terms herein contained.

     C. The Executive desires to continue his employment with the Company upon said terms and in consideration of the benefits of this Agreement.


                                   AGREEMENT
                                   ---------

     NOW THEREFORE, in consideration of the foregoing recitals and the promises and conditions herein contained, it is agreed as follows:

                                   ARTICLE I

                                   EMPLOYMENT
                                   ----------

     Section 1.1:  Position, Duties and Responsibilities of Executive
                   --------------------------------------------------

               The Company shall employ the Executive as its Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer. In such position, the Executive shall have at least such responsibilities and powers as set forth in Article IV, Sections 6 and 7 of the By-laws of the Company in effect on the date hereof. During his employment hereunder, the Executive shall devote his full energies, interest, abilities and productive time during normal business hours to the performance of this Agreement and shall, without the Company's prior written consent in each instance, refrain from rendering services of any kind to others for compensation or which would materially interfere with the performance of his duties under this Agreement. Notwithstanding the foregoing, the Executive may serve as a director of other companies with the consent of the Company's Board of Directors.

     Section 1.2:  TERM OF EMPLOYMENT
                   ------------------

               (a) The Executive shall be employed for a term commencing July 1, 1984 and ending upon such termination date as is set forth in a written notice given by either party terminating this Agreement provided that such termination date will occur not less than four years subsequent to the date upon which such notice is given. For example, this Agreement could be terminated on or after January 31, 1994 by written notice given by either party on January 30, 1990.

               (b) During such term of this Agreement, the Executive's employment shall not be subject to termination at the instance of the Company for cause or for any other reason and the Executive's compensation and other benefits as provided herein shall continue unabated during the full term of this Agreement and otherwise as provided herein; provided, however, that the Board of Directors of the Company shall have the right, acting in accordance with the By-laws of the Company, to remove the Executive from office as Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of the Company in the event the Executive acts in any way which has a direct, substantial and adverse effect upon the reputation or condition of the Company, in which event the Executive may terminate his employment pursuant to Section 1.5.

     Section 1.3:  TERMINATION OF AGREEMENT UPON DISABILITY OF
                   --------------------------------------------
                    EXECUTIVE
                    ---------

               If at the end of any calendar month, the Executive is and has, for six (6) full months, continuously been unable, due to mental or physical illness or injury, to perform his duties under this Agreement in his normal and regular manner, this Agreement shall be terminated subject to the provisions of Section 3.1.

     Section 1.4:  TERMINATION OF AGREEMENT UPON DEATH OF
                   --------------------------------------
                    EXECUTIVE
                    ---------

               If the Executive dies, this Agreement shall be terminated on the last day of the calendar month of his death.

     Section 1.5:  TERMINATION OF EMPLOYMENT BY THE EXECUTIVE
                   ------------------------------------------

               If, without the Executive's express written consent, the Company
     (i) significantly reduces the importance of the functions, duties, responsibilities or authority of the Executive, (ii) reduces the Executive's compensation or benefits, or (iii) relocates the principal executive office of the Company to a location outside of Los Angeles County or reassigns the Executive to a location other than the principal executive office of the Company (except for required travel on the Company's business to an extent substantially consistent with the Executive's travel obligations existing on the date of this Agreement), then the Executive may inform the Company that such action by the Company constitutes constructive notification under Section 1.2 that this Agreement will be terminated four years thereafter. Executive shall continue to receive compensation during the notice period. Notwithstanding the notice provision contained in
     Section 1.2(a), after any such constructive notice or actual notice to the Executive of the termination of this Agreement by the Company pursuant to
     Section 1.2, the Executive may at any time terminate his employment with the Company. In the event of such a termination of employment by the Executive, the Company shall within 72 hours make a payment to the Executive of the lump-sum value (without any present-value discount or adjustment for inflation) of the salary and benefits that would have been provided to the Executive for the period from the date of such resignation until the date which is four years from the date of such constructive or actual notice, and the Executive shall be free to seek and obtain other employment or arrangements for the rendition of personal services with or to others, notwithstanding the provisions of Section 1.1, and without a reduction of his compensation and benefits hereunder.

                                   ARTICLE II

                                  COMPENSATION
                                  ------------

     Section 2.1:  SALARY
                   ------

               The Company shall pay a salary to the Executive for the term hereof at the minimum rate of Three Hundred Twenty Thousand dollars ($320,000) per year, payable in bi-weekly or semi-monthly installments. During the term hereof, the Executive's salary may be improved by the Company's Board of Directors (with the Executive not voting) in which event this Agreement shall be deemed amended to reflect such increases.

     Section 2.2:  TRAVEL AND ENTERTAINMENT EXPENSE
                   --------------------------------

               The Company shall reimburse the Executive for reasonable travel and entertainment expenses incurred in behalf of the Company in the performance of his duties hereunder. During the term of the Executive's employment, he shall be entitled to the business and personal use of an automobile that is owned or leased by the Company and that is comparable to the automobile provided to the Executive on the date of this Agreement.

                                  ARTICLE III

                                 OTHER BENEFITS
                                 --------------

     Section 3.1:  PAYMENTS ON ACCOUNT OF DISABILITY OF
                   ------------------------------------
                    EXECUTIVE
                    ---------

               If this Agreement is terminated under Section 1.3, the Company shall continue to pay to the Executive on account of his disability, the bi-weekly or semi-monthly salary installments under Section 2.1 at the salary rate in effect on the date of said termination (subject to adjustment pursuant to Section 3.3) and to provide him with benefits as described in Section 3.2, until four years after the Executive is given notice of such termination; provided, however, that in the event of the Executive's death such monthly installments as shall be payable hereunder shall terminate.

     Section 3.2:  PARTICIPATION IN OTHER COMPANY BENEFITS
                   ---------------------------------------

               In addition to the benefits provided in this Agreement, the Executive shall, throughout the term hereof (prior to death), be entitled to and shall receive all other benefits generally available to other executives of the Company, including (without limitation) benefits under the Company's medical, health, disability, death benefit, profit sharing and bonus and other incentive compensation plans (other than stock option plans). The Executive shall be entitled to receive benefits which are at least as great in scope and amount as those received by any other employee of the Company. The Executive shall also be entitled to benefits under the Company's Supplemental Executive Retirement Plan ("SERP"), whether or not the SERP is available to other executives. If the Executive's employment is terminated pursuant to Section 1.2(b), Section 1.3 or Section 1.5: (i) the amount the Executive otherwise would have received as bonus payments for the period after the termination shall be determined assuming that he would be entitled to an annual bonus or bonuses at an annual rate at least equal to the average of his annual bonuses for the preceding two years and that he would be entitled to receive a pro-rata portion of such amount for any period shorter than a full calendar year; (ii) the amount of the profit sharing plan contributions otherwise made on behalf of the Executive shall be determined assuming that the level of Company contributions to the plan would equal the average of such levels for the preceding two years; (iii) the payment for the value of welfare benefits shall be based on the current cost of such coverage to the Company and shall take into account the Executive's entitlement to participate in the Company's welfare benefit plans for retirees (if he would have qualified for such participation assuming he had an additional four years of service); (iv) the Executive shall continue to have use of an automobile as provided in Section 2.2 (until the end of the appropriate four-year period under Section 1.2(b), Section 1.3 or 1.5, as the case may be) unless and until he elects during such period to purchase the car from the Company at a price equal to the greater of its book value to the Company or its wholesale selling price; and (v) the amount to which the Executive would otherwise be entitled under the SERP shall be determined (A) based on his age at the date he would otherwise have terminated employment, (B) taking into account the salary he would have earned through such date based on his salary rate in effect at his actual termination date increased using the 6.5% salary scale assumption adopted by the SERP actuary in funding the SERP and (C) deeming the amount of the Executive's Qualified Plan benefit (as defined in the SERP) to include the amount in (ii) above.

     Section 3.3:  COST OF LIVING ADJUSTMENT
                   -------------------------

               The bi-weekly or semi-monthly payments to be paid to or on account of the Executive in any year under Section 3.1 shall be increased on January 1 of each year after January 1, 1984 (the "adjustment date"), in the same proportion as the proportional difference between the "Consumer Price Index for Urban Wage Earners, Clerical Workers, all items (Los Angeles - Long Beach - Anaheim areas)," published by the United States Department of Labor, Bureau of Labor Statistics (the "CPI") in effect on the adjustment date and the CPI in effect on January 1, 1984. Should the Bureau of Labor Statistics discontinue the publication of the CPI, or publish the same less frequently, or alter the same in any manner, then the Company may adopt a substitute index or substitute procedure which reasonably reflects and monitors consumer prices. A decline in the CPI shall not serve as a basis for a reduction in the bi-weekly or semi-monthly payments to be paid to or on account of the Executive.

     Section 3.4:  STOCK OPTIONS
                   -------------

               The Company shall amend all outstanding Stock Option Agreements with the Executive to provide, and shall provide in all future options under the Company Stock Option Plan or future stock option plans, that the Executive may accelerate the exercisability of all options to acquire shares covered by such Stock Option Agreements, and by future agreements
     (i) on the termination of the Executive's employment by the Company for any reason, or (ii) the occurrence of a "potential change in control of the Company." For the purpose of this provision, a "potential change in the control of the Company" shall be deemed to have occurred if (i) the Company enters into an agreement or letter of intent the consummation of which would result in the occurrence of a "change in control of the Company," as hereinafter defined, (ii) any person (including the Company) publicly announces an intention to take or to consider to take actions which if consummated would constitute a "change in control of the Company" or (iii) the Board of Directors of the Company adopts a resolution to the effect that, for the purpose of this provision, a "potential change in control of the Company" has occurred. For the purposes of this provision, a "change in control of the Company" shall be deemed to have occurred if
     (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities regardless of whether or not the Board of Directors shall have approved such change in control, (ii) the shareholders of the Company approve (a) a merger of consolidation of the Company with any other corporation regardless of which entity is the surviving company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a plan of complete liquidation of the Company or agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company stockholders, of each new Director of the Company was approved by a vote of at least a majority of such Directors of the Company then still in office who were Directors of the Company at the beginning of any such period, or (iv) any other event shall occur that would be required to be reported in response to Item 6(c) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

     Section 3.5:  POTENTIAL EXCISE TAXES
                   ----------------------

               Should any payments hereunder or contemplated hereby be subject to excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, or any successor or similar provision thereto, or comparable state or local tax laws, the Company shall pay to the Executive such additional compensation as is necessary (after taking into account all Federal, state and local income taxes payable by the

     Executive as a result of the receipt of such compensation) to place the Executive in the same after-tax position he would have been in had no such excise tax (or any interest or penalties thereon) been paid or incurred. The Company shall pay additional compensation upon the earlier of (i) the time at which the Company withholds such excise tax from any payments to the Executive or (ii) 30 days after the Executive notifies the Company that the Executive has filed a tax return which takes the position that such excise tax is due and payable in reliance on a written opinion of the Executive's tax counsel that it is more likely than not that such payment with respect to any such excise tax is due and payable. If the Executive makes any payment with respect to any such excise tax as a result of an adjustment to the Executive's tax liability by a Federal, state or local authority, the Company will pay such additional compensation within 30 days after the Executive notifies the Company of such payment. Without limiting the obligation of the Company hereunder, the Executive agrees, in the event the Executive makes any payment pursuant to the preceding sentence, to negotiate with the Company in good faith with respect to procedures reasonably requested by the Company which would afford the Company the ability to contest the imposition of such excise tax; provided, however, that the Executive will not be required to afford the Company any right to contest the applicability of any such excise tax to the extent that the Executive reasonably determines that such contest is inconsistent with the overall tax interests of the Executive. The Company agrees to hold in confidence and not to disclose, without the Executive's prior written consent, any information with regard to the Executive's tax position which the Company obtains pursuant to this Section 3.5.

                                   ARTICLE IV
                                   ----------

                               GENERAL PROVISIONS
                               ------------------

     Section 4.1:  ASSIGNABILITY OF AGREEMENT
                   --------------------------

               The rights and duties of the parties hereunder shall not be assignable by either party, except that this Agreement and all rights and obligations hereunder shall be assigned by the Company and its assumption required by any corporation or other business entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, corporate reorganization, or by acquisition of all or substantially all of the assets of the Company.

     Section 4.2:  INTEGRATION
                   -----------

               Except as provided in Sections 2.1 and 3.2, this Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, commitments and practices, whether written or oral. No amendments to this Agreement may be made except by a writing signed by both parties. This Agreement shall be construed according to the laws of the State of California.

     Section 4.3:  NOTICES
                   -------

               Any notice to the Company required or permitted hereunder shall be given in writing to the Secretary of the Company either by personal service or by registered mail, postage prepaid, addressed to the Company at its then principal place of business. Any such notice to the Executive shall be given in a like manner and if mailed shall be addressed to the Executive at his home address then shown in the files of the Company. For the purpose of determining compliance with any time element herein, a notice shall be deemed given on the postmarked date.

     Section 4.4:  WAIVER OF SEVERANCE BENEFITS
                   ----------------------------

               In consideration of the execution of this Agreement the Executive waives any and all rights which he has or might otherwise have under that certain letter agreement between him and California Portland Cement Company dated March 23, 1983 with regard to the "Severance Benefits" and consents to the cancellation thereof by California Portland Cement Company and/or Company. Accordingly, upon the execution of this Agreement said letter agreement shall thereupon become and thereafter be void and of no force or effect.

     Section 4.5:  INDEMNIFICATION PROVISIONS
                   --------------------------

               The indemnification provisions set forth in Article VII of the By-laws of the Company in effect on the date hereof are hereby incorporated by reference as a material term of this Agreement, constitute material consideration for the Executive's agreement hereunder and may not be amended without the Executive's express written consent.

     Section 4.6:  RIGHT TO ARBITRATE
                   ------------------

               The Executive shall have the right, in addition to all other rights and remedies provided by law, at his election to seek arbitration in Los Angeles County, California, under the rules of the American Arbitration Association, in the event of any dispute concerning this Agreement.

     Section 4.7:  ATTORNEY'S AND ACCOUNTANT'S FEES
                   --------------------------------

               The Company shall pay to the Executive all legal and accounting expenses and fees incurred by Executive in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of
     Section 4999 of the Code to any payment or benefit under this Agreement, without regard to whether the Executive prevails in obtaining or enforcing such right or benefit. The Company shall pay to the Executive any expenses and fees incurred in any such proceeding promptly after receipt by the Company of a written notice by the Executive that he has incurred such fees or expenses.

               EXECUTED by the parties this 13th day of April,
                                            ----        -----
     1993.
     ----
                                         CALMAT CO.


                                         By /s/ Scott J Wilcott
                                           ------------------------------------

By /s/ A Frederick Gerstell              By /s/ Paul Stanford
  ------------------------------            -----------------------------------
   A. Frederick Gerstell                        Secretary

        "Executive"                             "Company"